Exhibit 99.1

Important : Avant d’exercer votre choix, veuillez prendre connaissance des instructions situées au verso—Important : Before selecting please refer to instructions on reverse side Quelle que soit l’option choisie, noircir comme ceci la ou les cases correspondantes, dater et signer au bas du formulaire—Whichever option is used, shade box(es) like this , date and sign at the bottom of the form JE DÉSIRE ASSISTER À CETTE ASSEMBLÉE et demande une carte d’admission : dater et signer au bas du formulaire / I WISH TO ATTEND THE SHAREHOLDER’S MEETING andrequestanadmissioncard:dateandsignatthebottomoftheform Société Siège Social Anonyme : au capital de 1.391.497,375 € 75009 32, rue Paris Blanche 484 786 249 R.C.S. PARIS ASSEMBLÉE GÉNÉRALE MIXTE Convoquée au pour 32 rue le Vendredi Blanche 75009 27 février Paris 2026 à 10h00, COMBINED GENERAL MEETING To be heldat on 32, Friday, rue Blanche February 75009 27th, Paris 2026, at 10:00 am, CADRE RÉSERVÉ À LA SOCIÉTÉ—FOR COMPANY’S USE ONLY Identifiant—Account Vote simple Single vote Nominatif Nombre d’actions Registered [ Number of shares [ Vote double Porteur Double vote Bearer Nombre de voix—Number of voting rights JE VOTE PAR CORRESPONDANCE / I VOTE BY POST Sur les projets de JE DONNE POUVOIR AU PRÉSIDENT JE DONNE POUVOIR À : Cf. au verso (4) Cf. au verso (2)—See reverse (2) résolutions non agréés, je DE L’ASSEMBLÉE GÉNÉRALE pour me représenter à l’Assemblée vote en noircissant la case Je vote OUI à tous les projets de résolutions présentés ou agréés par le Conseil d’Administration correspondant à mon choix. Cf. au verso (3) I HEREBY APPOINT: See reverse (4) On the draft resolutions not to represent me at the above mentioned Meeting ou le Directoire ou la Gérance, à l’EXCEPTION de ceux que je signale en noircissant comme ceci approved, I cast my vote by I HEREBY GIVE MY PROXY TO THE M. Mme ou Mlle, Raison Sociale / Mr, Mrs or Miss, Corporate Name l’une des cases “Non” ou “Abstention”. / I vote YES all the draft resolutions approved by the Board shading the box of my CHAIRMAN OF THE GENERAL of Directors, EXCEPT those indicated by a shaded box, like this , for which I vote No or I abstain. choice. MEETING See reverse (3) Adresse / Address 1 2 3 4 5 A B Non / No Oui / Yes Abs. Non / No ATTENTION : Pour les titres au porteur, les présentes instructions doivent être transmises à votre banque. Abs. bank. C D CAUTION: As for bearer shares, the present instructions will be valid only if they are directly returned to your Oui / Yes Nom, prénom, adresse de l’actionnaire (les modifications de ces informations doivent être adressées à l’établissement concerné Non / No et ne peuvent être effectuées à l’aide de ce formulaire). Cf au verso (1) Abs. Surname, first name, address of the shareholder (Changes regarding this information have to be notified to relevant institution, no changes can be made using this proxy form). See reverse (1) Oui / Yes E F Non / No Abs. G H Oui / Yes Non / No Abs. J K Oui / Yes Non / No Abs. Si des amendements ou des résolutions nouvelles étaient présentés en assemblée, je vote NON sauf si je signale un autre choix en noircissant la case correspondante : In case amendments or new resolutions are proposed during the meeting, I vote NO unless I indicate another choice by shading the corresponding box:—Je donne pouvoir au Président de l’assemblée Générale. / I appoint the Chairman of the general meeting —Je m’abstiens. / I abstain from voting —Je donne procuration [cf. au verso renvoi (4)] à M., Mme ou Mlle, Raison Sociale pour voter en mon nom . . 013 Iappoint[seereverse(4)]Mr,Mrs 23Dec25 orMiss,Corporat Nametovoteonmy 23:51 behal Page 63 Pour être pris en considération, tout formulaire doit parvenir au plus tard : Date & Signature To be considered, this completed form must be returned no later than: sur 1èreconvocation/on1stnotification sur 2ème convocation / on 2nd notification à / to : Uptevia 23 février 2026 / February 23rd, 2026 Service Assemblées 90-110 Esplanade du Général de Gaulle 92931 Paris La Défense Cedex « Si le formulaire est renvoyé daté et signé mais qu’aucun choix n’est coché (carte d’admission / vote par correspondance / pouvoir au président / pouvoir à mandataire), cela vaut automatiquement pouvoir au Président de l’assemblée Générale » ‘If the form is returned dated and signed but no choice is checked (admission card / postal vote / power of attorney to the President / power of attorney to a representative), this automatically applies as a proxy to the Chairman of the General Meeting’

CONDITIONS D’UTILISATION DU FORMULAIRE (1) GENERALITES : Il s’agit d’un formulaire unique prévu par l’article R. 225-76 du Code de Commerce. (3) POUVOIR AU PRÉSIDENT DE L’ASSEMBLÉE GÉNÉRALE Cette information porte notamment sur le fait que le mandataire ou, le cas échéant, la personne pour le compte de laquelle il QUELLE QUE SOIT L’OPTION CHOISIE : Article L. 225-106 du Code de Commerce (extrait) : agit : Le signataire est prié d’inscrire très exactement, dans la zone réservée à cet effet, ses nom (en majuscules), prénom usuel et adresse “Pour toute procuration d’un actionnaire sans indication de mandataire, le président de l’assemblée générale émet un vote favorable à 1° Contrôle, au sens de l’article L. 233-3, la société dont l’assemblée est appelée à se réunir ; (les modifications de ces informations doivent être adressées à l’établissement concerné et ne peuvent être effectuées à l’aide de ce l’adoption de projets de résolutions présentés ou agréés par le conseil d’administration ou le directoire, selon le cas, et un vote 2° Est membre de l’organe de gestion, d’administration ou de surveillance de cette société ou d’une personne qui la contrôle au formulaire). défavorable àl’adoption de tousles autresprojets de résolution. Pour émettre tout autre vote, l’actionnaire doit faire choix d’un sens de l’article L. 233-3 ; Pour les personnes morales, le signataire doit renseigner ses nom, prénom et qualité. mandataire qui accepte de voter dans le sensindiquéparlemandant”. 3° Est employé par cette société ou par une personne qui la contrôle au sens de l’article L. 233-3 ; Si le signataire n’est pas l’actionnaire (exemple : Administrateur légal, Tuteur, etc.) il doit mentionner ses nom, prénom et la qualité 4° Est contrôlé ou exerce l’une des fonctions mentionnées au 2° ou au 3° dans une personne ou une entité contrôlée par une en laquelle il signe le formulaire de vote. (4) POUVOIR À UNE PERSONNE DÉNOMMÉE personne qui contrôle la société, au sens de l’article L. 233-3. (PERSONNE PHYSIQUE OU MORALE) Le formulaire adressé pour une assemblée vaut pour les assemblées successives convoquées avec le même ordre du jour (article R. Article L. 225-106 du Code de Commerce (extrait) : 225-77 alinéa 3 du Code de Commerce). Cette information est également délivrée lorsqu’il existe un lien familial entre le mandataire ou, le cas échéant, la personne Le texte des résolutions figure dans le dossier de convocation joint au présent formulaire (article R. 225-81 du Code de Commerce). “I—Un actionnaire peut se faire représenter par un autre actionnaire, par son conjoint ou par le partenaire avec lequel il a con clu un pour le compte de laquelle il agit, et une personne physique placée dans l’une des situations énumérées aux 1° à 4°. Ne pas utiliser à la fois « Je vote par correspondance » et « Je donne pouvoir » (article R. 225-81 paragraphe 8 du Code de Commerce). pacte civil de solidarité. II—Le mandat ainsi que, le cas échéant, sa révocation sont écrits et communiqués à la société. Les conditions d’application du présent Lorsqu’en cours de mandat, survient l’un des faits mentionnés aux alinéas précédents, le mandataire en informe sans délai son Un guide méthodologique de traitement des assemblées générales, incluant une grille de lecture de ce formulaire de vote par alinéa sont précisées par décret en Conseil d’Etat. mandant. A défaut par ce dernier de confirmation expresse du mandat, celui-ci est caduc. correspondance est disponible sur le site de l’AFTI : www.afti.asso.fr La caducité du mandat est notifiée sans délai par le mandataire à la société. La version française de ce document fait foi. III—Avant chaque réunion de l’assemblée générale des actionnaires, le président du conseil d’administration ou le directoire, selon le Les conditions d’application du présent article sont précisées par décret en Conseil d’Etat.” cas, peut organiser la consultation des actionnaires mentionnés à l’article L. 225-102 afin de leur permettre de désigner un ou plusieurs mandataires pour les représenter à l’assemblée générale conformément aux dispositions du présent article. (2) VOTE PAR CORRESPONDANCE Article L. 22-10-41 du Code de commerce : Cette consultation est obligatoire lorsque, les statuts ayant été modifiés en application de l’article L. 225-23 ou de l’article L. 225-71, Article L. 225-107 du Code de Commerce (extrait) : “Toute personne qui procède à une sollicitation active de mandats, en proposant directement ou indirectement à un ou “Tout actionnaire peut voter par correspondance, au moyen d’un formulaire dont les mentions sont fixées par décret en Conseil l’assemblée générale ordinaire doit nommer au conseil d’administration ou au conseil de surveillance, selon le cas, un ou des salariés actionnaires ou membres des conseils de surveillance des fonds communs de placement d’entreprise détenant des actions de la s ociété. plusieurs actionnaires, sous quelque forme et par quelque moyen que ce soit, de recevoir procuration pour les représenter à d’Etat. Les dispositions contraires des statuts sont réputées non écrites. Cette consultation est également obligatoire lorsque l’assemblée générale extraordinaire doit se prononcer sur une modification des l’assemblée d’une société mentionnée au premier alinéa de l’article L. 22-10-39, rend publique sa politique de vote. Pour le calcul du quorum, il n’est tenu compte que des formulaires qui ont été reçus par la société avant la réunion de statuts en application de l’article L. 225-23 ou de l’article L. 225-71. Elle peut également rendre publiques ses intentions de vote sur les projets de résolution présentés à l’assemblée. Elle exerce vote l’assemblée, ou exprimant dans les une conditions abstention de ne délais sont fixées pas considérés par décret comme en Conseil des votes d’Etat .exprimés” Les formulaires . ne donnant aucun sens de Les clauses contraires aux dispositions des alinéas précédents sont réputées non écrites.” alors, pour toute procuration reçue sans instructions de vote, un vote conforme aux intentions de vote ainsi rendues publiques. Les conditions d’application du présent article sont précisées par décret en Conseil d’Etat.” La majorité requise pour l’adoption des décisions est déterminée en fonction des voix exprimées par les actionnaires présents ou Article L. 22-10-39 du Code de Commerce : représentés. Les voix exprimées ne comprennent pas celles attachées aux actions pour lesquelles l’actionnaire n’a pas pris part au Article L. 22-10-42 du Code de commerce : “Outre les personnes mentionnées au I de l’article L. 225-106, un actionnaire peut se faire représenter par toute autre personne vote, s’est abstenu ou a voté blanc ou nul. (articles L. 225-96 et L. 225-98 du Code de Commerce et, s’agissant des sociétés ayant physique ou morale de son choix lorsque les actions de la société sont admises aux négociations sur un marché réglementé ou sur un “Le tribunal de commerce dans le ressort duquel la société a son siège social peut, à la demande du mandant et pour une durée adopté le statut de la société européenne, et articles 57 et 58 du Règlement du Conseil (CE) N°2157/2001 relatif au statut de la système multilatéral de négociation soumis aux dispositions du II de l’article L. 433-3 du code monétaire et financier dans les conditions qui ne saurait excéder trois ans, priver le mandataire du droit de participer en cette qualité à toute assemblée de la société société européenne). Si vous votez par correspondance : vous devez obligatoirement noircir la case “Je vote par correspondance” au recto. prévues par le règlement général de l’Autorité des marchés financiers, figurant sur une liste arrêtée par l’autorité dans des conditions concernée en cas de non-respect de l’obligation d’information prévue aux troisième à septième alinéas de l’article L. 22-10-40 fixées par son règlement général, à condition dans cette seconde hypothèse, que les statuts le prévoient. ou des dispositions de l’article L. 22-10-41. Le tribunal peut décider la publication de cette décision aux frais du mandataire. Le 1—il vous est demandé pour chaque résolution en noircissant individuellement les cases correspondantes : tribunal peut prononcer les mêmes sanctions à l’égard du mandataire sur demande de la société en cas de non-respect des—soit de voter “Oui” (vote exprimé par défaut pour les projets de résolutions présentés ou agréés, en l’absence d’un autre choix); Les clauses contraires aux dispositions du précédent alinéa sont réputées non écrites.” dispositions de l’article L. 22-10-41.” —soit de voter “Non”; —soit de vous “Abstenir” en noircissant individuellement les cases correspondantes. Article L. 22-10-40 du Code de Commerce : 2—Pour le cas où des amendements aux résolutions présentées ou des résolutions nouvelles seraient déposées lors de l’assemblée, “Lorsque, dans les cas prévus au premier alinéa du I de l’article L. 22-10-39, l’actionnaire se fait représenter par une personne autre il vous est demandé d’opter entre vote contre (vote exprimé par défaut en l’absence d’un autre choix), pouvoir au président de que son conjoint ou le partenaire avec lequel il a conclu un pacte civil de solidarité, il est informé par son mandataire de tout fait lui l’assemblée générale, abstention ou pouvoir à personne dénommée en noircissant la case correspondant à votre choix. permettant de mesurer le risque que ce dernier poursuive un intérêt autre que le sien. Les informations à caractère personnel recueillies dans le cadre du présent document sont nécessaires à l’exécution de vos instructions de vote. Vous disposez d’un certain nombre de droits concernant vos données (accès, rectification, etc.). Ces droits peuvent être exercés auprès de votre teneur de compte aux coordonnées indiquées par ce dernier. Uptevia opère des traitements de données personnelles vous concernant. Le détail de ces traitements et l’ensemble de vos droits concernant vos données figurent dans la Notice d’information sur la protection des données personnelles, disponible sur le site institutionnel de Uptevia : www.uptevia.com FORM TERMS AND CONDITIONS (1) GENERAL INFORMATION: This is the sole form pursuant to article R. 225-76 du Code de Commerce (3) PROXY TO THE CHAIRMAN OF THE GENERAL MEETING This information relates in particular to the event that the proxy or, as the case may be, the person on behalf of WHICHEVER OPTION IS USED: Article L. 225-106 du Code de Commerce (extract): whom it acts: The signatory should write his/her exact name and address in capital letters in the space provided e.g. a legal guardian: (Change “In case of any power of representation given by a shareholder without naming a proxy, the chairman of the general 1° Controls, within the meaning of article L. 233-3, the company whose general meeting has to meet; regarding this information have to be notified to relevant institution, no change can be made using this proxy form). meeting shall issue a vote in favor of adopting a draft resolutions submitted or approved by the Board of Directors or the 2° Is member of the management board, administration or supervisory board of the company or a person which If the signatory is a legal entity, the signatory should indicate his/her full name and the capacity in which he is entitled to sign on Management Board, as the case may be, and a vote against adopting any other draft resolutions. To issue any other vote, controls it within the meaning of the article L. 233-3; the legal entity’s behalf. the shareholder must appoint a proxy who agrees to vote in the manner indicated by his principal.” 3° Is employed by the company or a person which controls it within the meaning of article L. 233-3; If the signatory is not the shareholder (e.g. a legal guardian), please specify your full name and the capacity in which you are signing 4° Is controlled or carries out one of the functions mentioned with the 2° or the 3° in a person or an entity the proxy. (4) PROXY TO A MENTIONED PERSON (INDIVIDUAL OR LEGAL ENTITY) controlled by a person who controls the company, within the meaning of the article L. 233-3. The form sent for one meeting will be valid for all meetings subsequently convened with the same agenda (art. R. 225-77 alinéa 3 Article L. 225-106 du Code de Commerce (extract): du Code de Commerce). “I—A shareholder may be represented by another shareholder, by his or her spouse, or by his or her partner who he or This information is also delivered when a family tie exits between the proxy or, as the case may be, the person The text of the resolutions is in the notification of the meeting which is sent with this proxy (article R. 225-81 du Code de she has entered into a civil union with. on behalf of whom it acts, and a natural person placed in one of the situations enumerated from 1° to 4° above. Commerce). Please do not use both “I vote by post” and “I hereby appoint” (article R. 225-81 du Code de Commerce). II—The proxy as well as its dismissal, as the case may be, must be written and made known to the company. A Conseil When during the proxy, one of the events mentioned in the preceding subparagraphs occurs, the proxy informs A guide relating to the general meetings processing, including an interpretation grid of this proxy form, is available on the AFTI d’Etat decree specifies the implementation of the present paragraph. without delay his constituent. Failing by the latter to confirm explicitly the proxy, this one is null and void. website at: www.afti.asso.fr III—Before every general meeting, the chairman of the board of directors or the management board, as the case may The termination of the proxy is notified without delay by the proxy to the company. The French version of this document governs; The English translation is for convenience only. be, may organise a consultation with the shareholders mentioned in article L. 225-102 to enable them to appoint one or The conditions of application of this article are determined by a Conseil d’Etat decree.” more proxies to represent them at the meeting in accordance with the provisions of this Article. (2) POSTAL VOTING FORM Such a consultation shall be obligatory where, following the amendment of the memorandum and articles of association Article L. 22-10-41 du Code de commerce: pursuant to article L. 225-23 or article L. 225-71, the ordinary general meeting is required to appoint to the board of Article L. 225-107 du Code de Commerce (extract): “Any person who proceeds to an active request of proxy, while proposing directly or indirectly to one or more directors or the supervisory board, as the case may be, one or more shareholder employees or members of the “Any shareholder may vote by post, using a form the wording of which shall be fixed by a decree approved by the shareholders, under any form and by any means, to receive proxy to represent them at the general meeting of a supervisory board of the company investment funds that holds company’s shares. Such a consultation shall also be Conseil d’Etat. Any provisions to the contrary contained in the memorandum and articles of association shall be company mentioned in the first paragraph of the article L. 22-10-39, shall release its voting policy. obligatory where a special shareholders’ meeting is required to take a decision on an amendment to the memorandum deemed non- existent. It can also release its voting intentions on the draft resolutions submitted to the general meeting. It exercises When calculating the quorum, only forms received by the company before the meeting shall be taken into account, and articles of association pursuant to article L. 225-23 or article L. 225-71. then, for any proxy received without voting instructions, a vote in conformity with the released voting intentions. Any clauses that conflict with the provisions of the preceding sub-paragraphs shall be deemed non-existent.” on indicating conditions abstention to be laid shall down not by be a considered decree approved as votes by cast the .” Conseil d’Etat. The forms giving no voting direction or The conditions of application of this article are determined by a Conseil d’Etat decree.” Article L. 22-10-39 du Code de commerce: The majority required for the adoption of the general meeting’s decisions shall be determined on the basis of the “He or she can also be represented by an individual or legal entity of his or her choice: Article L. 22-10-42 du Code de commerce: votes cast by the shareholders present or represented. The votes cast shall not include votes attaching to shares in “The commercial court of which the company’ s head office falls under can, at the request of the constituent and respect of which the shareholder has not taken part in the vote or has abstained or has returned a blank or spoilt 1° When the shares are admitted to trading on a regulated market; for a duration which cannot exceed three years, deprive the proxy of the right to take part in this capacity to any ballot paper (articles L. 225-96 and L. 225-98 du Code de Commerce and, for the companies which have adopted the 2° When the shares are admitted to trading on a multilateral trading facility which is subject to the provisions of the general meeting of the relevant company in the event of non-compliance with mandatory information envisaged statute of European company, articles 57 and 58 of the Council Regulation (EC) n°2157/2001 on the statute for a paragraph II of the article L. 433-3 of the Code monétaire et financier as provided by the general regulation of the from the third to seventh paragraphs of article L. 22-10-40 or with the provisions of article L. 22-10-41. The court European company). Autorité des marchés financiers (French Financial Markets Regulatory Authority), included on a list issued by the AMF If you wish to use the postal voting form, you have to shade the box on the front of the document: “I vote by post”. subject to the conditions provided by its general regulation, and stated in the company memorandum and articles of can decide the publication of this decision at the expenses of the proxy. The court can impose the same sanctions towards the proxy on request of the company in the event of non- 1—In such event, please comply for each resolution the following instructions by shading boxes of your choice: association. compliance of the provisions of the article L. 22-10-41.” Any clauses that conflict with the provisions of the preceding sub-paragraphs shall be deemed non-existent.” —either vote “Yes” (in absence of choice, vote expressed by default for the approved draft resolutions),—or vote “No”, —or vote “Abstention” by shading boxes of your choice. Article L. 22-10-40 du Code de commerce: 2—In case of amendments or new resolutions during the general meeting, you are requested to choose between “When, in the events envisaged by the first paragraph of the article L. 22-10-39, the shareholder is represented by a vote “No” (vote expressed by default in absence of choice), proxy to th hairman of the general meeting, person other than his or her spouse or his or her partner who he or she has entered into a civil union with, he or she is 37576 to a mentioned -013 person individual or legal entity 23Dec25 by shading the appropriate 23:51 box. informed by Page the proxy of any 64 event enabling him or her to measure the risk that the latter pursue an interest other than “Abstention” or proxy his or hers. Personal data included in this form are necessary for the execution of your voting instructions. You have certain minimum rights regarding your data (access, correction…). These rights may be exercised using the contact details provided by your custodian. Uptevia processes personal data about you. Details of these treatments and all your data rights can be found in the Personal Data Protection Information Notice, available on the Uptevia website : www.uptevia.com